Exhibit 3.9

AK Entity #: 102583
Date Filed: 07/28/2006 01:37 PM
State of Alaska
Department of Commerce

State of Alaska
Corporations, Business and Professional Licensing
CORPORATIONS SECTION
PO Box 110808
Juneau, AK 99811-0808

ARTICLES OF INCORPORATION
Business Corporation

The undersigned natural person(s) of the age of 18 years or more, acting as incorporator(s) of a corporation under the Alaska Corporations Code (AS 10.06) hereby executes the following document and sets forth:

Article 1. Name of the Corporation:

Kisa Gold Mining, Inc.

Article 2. The Purpose of the Corporation:

Mining Exploration

Duration:

Check this box if the duration is perpetual: ☑

If the duration is not perpetual, list the latest date upon which the Corporation is to dissolve:	

Article 3. Registered Agent Name and Address:

Name:	Thomas E Shanley
Mailing Address:	2929 Linda Ave Juneau, AK 99803
Physical Address if Mailing Address is a Post Office Box:	

Article 4. Name and Address of each alien affiliate or a statement that there are no alien affiliates:

There are no alien affiliates: ☑

Name	Mailing Address

Article 5. Number of Authorized Shares:

# of Authorized Shares	Class	Series	Par Value
100000		0	$0.00

Optional Provisions:

Name and addresses of incorporators:

Name	Title	Mailing Address
John Ryan		301 Central Avenue Hilton Head Island, SC 29926

One or more natural persons at least 18 years of age may act as incorporators of a corporation by signing and delivering to the commissioner the articles of incorporation for the corporation.

Online Signature of Incorporator(s)

John Ryan

Date Submitted Online

July 28, 2006